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                                                                     EXHIBIT 5.1

                      [Letterhead of Appleby Spurling & Kempe]

                                        15 May 2001

The Bank of New York
as Transfer Agent and U.S. Branch Registrar
1 Wall Street
New York, NY 10286
USA

Dear Sirs

WILLIS GROUP HOLDINGS LIMITED (THE "COMPANY")

    We have acted as Bermuda counsel to the Company, and this opinion as to Bermuda law is addressed to you in connection with the filing by the Company with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form F-1 (Registration No. 333-87622) and related documents and the Registration Statement on Form F-1 filed pursuant to Rule 462(b) (together, the "Registration Statements") in relation to the sale by certain shareholders of the Company (the "Shareholders") of 19,290,000 of the issued common shares of the Company, US$0.000115 par value per share (the "Shares"), held by them. The underwriters have been granted an option to purchase up to 2,893,500 additional shares from the Shareholders to cover over allotments.

    For the purposes of this opinion we have examined and relied upon the documents listed, and in some cases defined, in the Schedule to this opinion (the "Documents").

    Unless otherwise defined herein or in the Schedule to this opinion, terms defined in the Registration Statements have the same meanings when used in this opinion.

    ASSUMPTIONS

    In stating our opinion we have assumed:

    (a) the authenticity, accuracy and completeness of all Documents submitted to us as originals and the conformity to authentic original Documents of all Documents submitted to us as certified, conformed, notarised, faxed or photostatic copies;

    (b) the genuineness of all signatures on the Documents;

    (c) the authority, capacity and power of each of the persons signing the Documents which we have reviewed (other than the Company or its Directors or Officers);

    (d) that any statements of fact or law, other than as to Bermuda law, made in any of the Documents are true, accurate and complete;

    (e) that the records which were the subject of the Company Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Company Search been materially altered;

    (f) that the records which were the subject of the Litigation Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Litigation Search been materially altered;

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    (g) that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would be contravened by the transfer of the Shares or which would have any implication in relation to the opinion expressed herein and that, in so far as any obligation to be performed or action to be taken as described in the Registration Statements is required to be performed or taken in any jurisdiction outside Bermuda, the performance of such obligation or the taking of such action will constitute a valid and binding obligation of each of the parties thereto under the laws of that jurisdiction and will not be illegal by virtue of the laws of that jurisdiction; and

    (h) that the Resolutions are in full force and effect, have not been rescinded, either in whole or in part, and accurately record the resolutions passed by the Board of Directors of the Company in a meeting which was duly convened and at which a duly constituted quorum was present and voting throughout and that there is no matter affecting the authority of the Directors not disclosed by the Constitutional Documents, the Company Search, the Litigation Search, or the Resolutions, which would have any adverse implication in relation to the opinions expressed herein.

    OPINION

    Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

    (1) The Company is an exempted company validly organised and existing and in good standing under the laws of Bermuda.

    (2) All necessary corporate action required to have been taken by the Company in connection with the original issuance by the Company of the Shares, and all necessary corporate action required to be taken by the Company in connection with the transfer of the Shares by the Shareholders, pursuant to Bermuda law, has been taken by or on behalf of the Company, and all necessary approvals of Governmental authorities in Bermuda were duly obtained for the original issuance by the Company of the Shares and have been duly obtained for the transfer by the Shareholders of the Shares.

    (3) Based solely upon the entries in the Share Registrar of the Company, the shares are validly issued, fully paid and non-assessable shares in the capital of the Company.

    (4) There are no taxes, duties or other charges payable to or chargeable by the Government of Bermuda, or any authority or agency thereof in respect of the transfer of the Shares.

    RESERVATIONS

    We have the following reservations:

    (a) We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the courts of Bermuda at the date hereof.

    (b) In paragraph (1) above, the term "good standing" means only that the Company has received a Certificate of Compliance from the Registrar of Companies in Hamilton Bermuda which confirms that the Company has neither failed to make any filing with any Bermuda governmental authority nor to pay any Bermuda government fee or tax, which might make it liable to be struck off the Registrar of Companies and thereby cease to exist under the laws of Bermuda.

    (c) Any reference in this opinion to shares being "non-assessable" shall mean, in relation to fully paid shares of the Company and subject to any contrary provision in any agreement in writing

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       between such company and the holder of such shares, that no shareholder shall be bound by an alteration to the Memorandum of Association or Bye-laws of the Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company.

    (d) Searches of the Register of Companies at the office of the Registrar of Companies and of the Supreme Court Causes Book at the Registry of the Supreme Court are not conclusive and it should be noted that the Register of Companies and the Supreme Court Causes Book do not reveal:

        (i) details of matters which have been lodged for filing or registration which as a matter of general practice of the Registrar of Companies would have or should have been disclosed on the public file but have not actually been registered or to the extent that they have been registered have not been disclosed or do not appear in the public records at the date and time the search is concluded; or

        (ii) details of matters which should have been lodged for registration but have not been lodged for registration at the date the search is concluded.

    (e) In order to issue this opinion we have carried out the Company Search as referred to in the Schedule to this opinion and have not enquired as to whether there has been any change since the date of such search.

    (f) In order to issue this opinion we have carried out the Litigation Search as referred to in the Schedule to this opinion and have not enquired as to whether there has been any change since the date of such search.

    (g) Where an obligation is to be performed in a jurisdiction other than Bermuda, the courts of Bermuda may refuse to enforce it to the extent that such performance would be illegal under the laws of, or contrary to public policy of, such other jurisdiction.

    DISCLOSURE

    This opinion is addressed to you in connection with the filing by the Company of the Registration Statements with the United States Securities and Exchange Commission and is not to be made available to, or relied on by any other person or entity, or for any other purpose, without our prior written consent.

    This opinion is addressed to you solely for your benefit and is neither to be transmitted to any other person, nor relied upon by any other person or for any other purpose nor quoted or referred to in any public document nor filed with any governmental agency or person, without our prior written consent, except as may be required by law or regulatory authority. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on Form F-1 filed pursuant to Rule 462(b). Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable laws or the existing facts or circumstances should change.

    This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully

/s/ Appleby Spurling & Kempe

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                                    SCHEDULE

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         1.             Certified copies of the Memorandum of Association and
                        Bye-Laws of the Company (collectively referred to as the "Constitutional Documents").

         2.             A copy of the Registration Statements.

         3.             A copy of the permission dated 9 May 2002 given by the
                        Bermuda Monetary Authority under the Exchange Control Act
                        1972 and related regulations for the free transferability of the Shares.

         4. The entries and filings shown in respect of the Company on the file of the Company maintained in the Register of Companies at the office of the Registrar of Companies in Hamilton, Bermuda, as revealed by a search on 13 May 2002 (the "Company Search").

         5.             The entries and filings shown in respect of the Company in the Supreme Court Causes Book maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by a
                        search on 13 May 2002 in respect of the Company (the
                        "Litigation Search").

         6.             A Certificate of Compliance, dated 13 May 2002 issued by the
                        Registrar of Companies in respect of the Company.
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